Exhibit 10.1

CONFIRMATION AND CONTINUATION
AGREEMENT

NUGENE INTERNATIONAL, INC.

and

NUGENE, INC.

and

kathy ireland WORLDWIDE, INC.

25 January 2017

CONFIRMATION AND CONTINUATION AGREEMENT

I

PARTIES

THIS CONFIRMATION AND CONTINUATION AGREEMENT (the “Agreement”) is entered into this 25th day of January, 2017 (the “Effective Date”), by and between NUGENE INTERNATIONAL, INC., a Nevada corporation (“NUGN”) and its wholly-owned subsidiary NUGENE, INC., a California corporation (“NuGene”); and, kathy ireland WORLDWIDE, INC., a California corporation (“kiWW“). NUGN and NuGene are collectively referred to herein as the “NuGene Parties”. NUGN, NuGene, and kiWW are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A.           On or around November 5, 2014, kiww and NuGene entered into a License Agreement (the “License Agreement”), pursuant to which kiww granted NuGene certain rights in and to Kathy Ireland’s name and likeness in connection with a line of skin-care products called NuGene, including certain stem cell based products, all as further provided for in the License Agreement.

B.           kiWW has alleged that NuGene owes certain amounts to kiWW under the License Agreement.

C.           The Parties are also involved certain related matters which have caused the Parties to be in dispute regarding their rights and obligations under the License Agreement.

D.           This Agreement is to specifically encompass all of the claims and related factual and legal circumstances noted above (collectively referred to as the “Disputes”).

E.           All Parties are desirous of settling the Disputes and releasing each other from all liability addressed herein, and concurrently confirming their commitment to each other under the License Agreement.

F.           NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

RELEASE

3.1           Exchange and Hold Harmless. In consideration of the covenants and promises contained in this Agreement, the payments and actions described below to be made and taken, as appropriate, by NUGN, and other good and valuable consideration, the receipt and value of which is hereby confirmed, each of NUGN and NuGene on the one hand, and kiWW on the other hand, shall hereby fully, finally, and forever settle and release each other and their respective executors, administrators, successors, assigns, directors, officers, members, managers, owners, affiliates, and attorneys from any and all known and unknown claims of every nature and kind whatsoever, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, and injunctions of any nature whatsoever, whether known or unknown, directly and indirectly related to or arising from the License Agreement, which specifically includes, though is not limited to, the Disputes through and including the end of calendar year 2016 (collectively referred to as the “Released Claims”).

3.2           Express Waiver of Certain Rights. The Parties hereby agree that the Released Claims shall expressly include any and all known and unknown claims of every nature and kind whatsoever which the Parties now or hereafter may have with respect to each other regarding the Release Claims, notwithstanding Section 1542 of the California Civil Code, which provides that:

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“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

All rights under §1542 of the California Civil Code are hereby expressly, fully, knowingly, and intentionally forever waived and relinquished by the Parties. All Parties hereby acknowledge that each understands the significance and consequences of such specific waiver under §1542 of the California Civil Code, and that each has had the opportunity to seek the advice of legal counsel of their choosing.

3.3           Payment and Related Obligations of NUGN. As an express condition to this Agreement, NUGN hereby agrees as follows:

3.3.1.          Stemage Litigation. The NuGene Parties have already executed that certain Confidential Mutual Release Agreement regarding the litigation matter involving Stemage Skincare, LLC (the “Release Agreement”). NUGN will tender payment of Fifty Thousand Dollars ($50,000) under the Release Agreement within 5–days of its receipt of a fully executed version of the Release Agreement.

3.3.2.          Warrants. Upon execution of this Agreement NuGene will issue to kiWW, or its designated assignees, warrants to acquire three million (3,000,000) shares of NUGN common stock (the “Warrants”), substantially in the form of Exhibit “A”. The Warrants will (i) have a per share strike price of One Cent ($0.01); (ii) have a five (5) year term; (iii) be fully exercisable upon issuance; (iv) be subject to the lock-up agreement placed on executives of NUGN pursuant to NUGN’s proposed secondary offering (which lock-up shall not affect or limit the ability of the holder of the Warrants to exercise said Warrants); (vi) include cashless and net exercise features and; (vi) have traditional piggy-back registration rights (provided that such rights shall not apply to NUGN’s planned secondary offering unless other shareholders of the Company are eligible to register and sell their securities in such offering).

3.3.3.          Stock Issuance. As soon as practicable after execution of this Agreement, NUGN shall issue to kiWW five hundred thousand (500,000) shares of NUGN restricted common stock (the “Issued Shares”). The Issued Shares shall be subject to the lock-up agreement placed on executives of NUGN pursuant to NUGN’s proposed secondary offering.

3.3.4.          Future Cash Payment. Upon the earlier of (i) 30 June 2017; or, (ii) the closing of NUGN’s secondary offering, NUGN shall pay to kiWW Fifty Thousand Dollars ($50,000) in the form of check or wire transfer.

3.4           Confirmation and Release. kiWW hereby confirms that upon satisfaction of all obligations under Section 3.3, above, the NuGene Parties shall have adequately performed and satisfied all of their obligations under the License Agreement through and including the end of calendar year 2016. As such, the NuGene Parties would then not be in breach of the License Agreement in any respect, and the releases, on behalf of kiWW, provided hereunder would be of full force and effect.

3.5           Reaffirmation and Continuation of the License Agreement. Except as expressly set forth herein, the License Agreement is not amended, modified, or altered by this Agreement, and the License Agreement and the obligations and rights of the Parties thereunder are hereby ratified and confirmed by the Parties in all respects. The Parties hereby agree to have the License Agreement continue in full force and effect. Other than the Released Claims, the Parties have not waived any right or remedy on a breach of the License Agreement.

3.6           Joint Press Release. As soon as practicable after execution of this Agreement the Parties shall issue a joint press release expressing their commitment to each other under the License Agreement. The exact verbiage of the press release shall be subject to the consent of each Party, which consent shall not be unreasonably withheld.

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3.7           After Acquired Information. The Parties acknowledge that they may hereafter discover information, facts, or circumstances different from or in addition to those which they now know or believe to be true. This Agreement shall remain in full force and effect in all respects notwithstanding such discovery, and the Parties expressly accept and assume the risk of such possible additions to or differences from those facts now known or believed to be true.

3.8           Enforceability. The enforceability of this Agreement is conditioned upon the NuGene Parties satisfying the obligations contained in Section 3.3, above.

3.9           No Prior Assignment of Released Claims. The Parties hereby covenant that none of the Released Claims has been assigned to any other person, and that no other person has any interest in any of the Released Claims. In the event any other person asserts any interest with respect to the Released Claims, then the Party breaching this covenant shall indemnify the Party against whom such claim is asserted for any and all damages, costs, and fees.

3.10         Specific Exclusions. It is expressly understood that the release contained in this Agreement does not encompass the promises and obligations of the Parties under this Agreement. This Agreement also does not contemplate or include within the release hereunder post-Effective Date intentionally willful, tortious, or criminal acts of either Party, such acts being expressly excluded from this Agreement.

3.11         No Admission of Liability. Notwithstanding the terms and conditions of this Agreement, execution hereof shall in no manner or form constitute the admission of liability or responsibility of either Party in respect to the Disputes.

3.12         Independent Legal Counsel. The Parties to this Agreement warrant, represent, and agree that in executing this Agreement, they do so with full knowledge of the rights each may have with respect to the other Parties, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Agreement with full knowledge of these rights, and under no fraud, duress, or undue influence.

3.11         Agreement as Confidential. The Parties shall keep the existence and terms and conditions of this Agreement completely and strictly confidential and shall not disclose same to any other person, except as follows:

(a)          To comply with rules and regulations under applicable federal securities laws.

(b)          To comply with applicable law or legal process, or upon order of any court or state or federal agency having competent jurisdiction in any action in which either of the Parties is a party or is subpoenaed as a witness, provided that in the event of any such required disclosure the Party subject to such requirement shall advise the other Party in advance of any such disclosure so as to reasonably allow such other Party to seek appropriate relief.

(c)          To such Party’s tax or financial advisors, accountants, attorneys, and, (1) in the case a Party is an individual, to the immediate family members of that Party; and, (2) in the case a Party is an entity, to the officers and directors of that Party. However, any disclosure under this subparagraph (c) is further conditioned on the disclosing Party advising such persons in advance of disclosure that the existence and terms and conditions of the Agreement are strictly confidential and any such person expressly agrees for the benefit of the other Party to keep the terms and conditions strictly confidential.

(d)          To remedy a breach of any term or condition herein.

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IV

REPRESENTATIONS AND WARRANTIES OF THE NUGENE PARTIES

Each of the NuGene Parties hereby represents and warrants to kiWW as follows as of the Effective Date:

4.1           Execution and Performance of Agreement. Each has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and all transactions contemplated hereunder. All requisite proceedings and actions have been taken and all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance of this Agreement by each have been obtained. This Agreement has been duly and validly executed and delivered by each and constitutes the valid, binding, and enforceable obligation of each except as such enforcement may be limited by laws such as bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.2           Effect of Agreement. As of the Effective Date the consummation by each of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a)          Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon each;

(b)          Violate the terms of the formation documents or other governing documents of each; or

(c)          Result in the breach of, or constitute a default under, any agreement, commitment, contract (written or oral), or other instrument under which either is obligated.

4.3           Consents. No consents, approvals, or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of the Agreement and the performance of any obligations of either hereunder.

4.4           Securities Issued Hereunder. The Issued Shares and the shares to be issued in the future under the Warrants (the “Warrant Shares”) will be free and clear of all liens and encumbrances, and NUGN confirms that it has full and unrestricted power to issue and deliver the Issued Shares, the Warrants, and the Warrant Shares (collectively, the “Securities”) pursuant to the provisions of this Agreement.

V

REPRESENTATIONS AND WARRANTIES BY kiWW

kiWW hereby represents and warrants to the NuGene Parties as follows as of the Effective Date:

5.1           Execution and Performance of Agreement. kiWW has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and all transactions contemplated hereunder. All requisite proceedings and actions have been taken and all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance of this Agreement by kiWW have been obtained. This Agreement has been duly and validly executed and delivered by kiWW and constitutes the valid, binding, and enforceable obligation of kiWW except as such enforcement may be limited by laws such as bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

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5.2           Effect of Agreement. As of the Effective Date the consummation by kiWW of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a)          Violate any Requirement of Law applicable to or binding upon kiWW; or

(b)          Violate the terms of the formation documents or other governing documents of kiWW; or

(c)          Result in the breach of, or constitute a default under, any agreement, commitment, contract (written or oral), or other instrument under which kiWW is obligated.

5.3           Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of this Agreement and the performance of any obligations of kiWW contemplated hereunder.

5.4           Securities Related Matters.

(a)          The Securities are being acquired by kiWW for kiWW’s own personal account, for investment purposes only, and not with a view to the distribution, resale, or other disposition thereof.

(b)          kiWW is an “accredited investor”, as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933.

(c)          kiWW, and all duly designated assignees of kiWW receiving any of the Securities (each, an “Assignee”), shall execute and deliver all documentation prepared and reasonably requested by NUGN in order to confirm their respective status as an accredited investor.

(d)          kiWW shall ensure that neither it nor any Assignee or any affiliated person shall “short” the stock of NUGN, as that term is commonly defined in a securities context.

(e)          kiWW shall be responsible for each Assignee complying with the provisions of this Section 5.4 and the lock-up provisions of Section 3.3.

VI

ADDITIONAL PROVISIONS

6.1           Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or by E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

6.2           Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

6.3           Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

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6.4           Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of California, County of Los Angeles, shall be the sole jurisdiction and venue for the bringing of such action.

6.5           Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

6.6           Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

6.7           Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses including expert witness fees of the prevailing Party in such amount as the court shall determine. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from other provisions of this Agreement and to survive and not merged into such judgment.

6.8           Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

6.9           Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

6.10         Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties.

6.11         Assignability. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

6.12         Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

6.13         Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

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6.14         Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 6.14.

6.15         Notices.

6.15.1.          Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

6.15.2.          Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

6.15.3.          Address Changes. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 6.15.

6.16         Disputes. The Parties agree to cooperate and meet in order to resolve any disputes or controversies arising under this Agreement. Should they be unable to do so, then either may elect arbitration under the rules of the American Arbitration Association or JAMS, and both Parties are obligated to proceed thereunder. Arbitration shall proceed in Los Angeles County, and the Parties agree to be bound by the arbitrator’s award, which may be filed and confirmed in the Superior Court of California, County of Los Angeles. The Parties consent to the jurisdiction of California Courts for enforcement of this determination by arbitration. In any arbitration proceeding conducted pursuant to the provisions of this Section, both Parties shall have the right to conduct discovery, to call witnesses and to cross-examine the opposing Party’s witnesses, either through legal counsel, expert witnesses or both, and the provisions of the California Code of Civil Procedure (Right to Discovery; Procedure and Enforcement) are hereby incorporated into this Agreement by this reference and made a part hereof. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

6.17         Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 6.17 shall not include any obligation to incur substantial expense or liability.

6.18         Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

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****EXECUTION APPEARS ON NEXT PAGE****

VII

EXECUTION

IN WITNESS WHEREOF, this CONFIRMATION AND CONTINUATION AGREEMENT has been duly executed by the Parties in and shall be effective as of and on the Effective Date set forth in Article I of this Agreement. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

EACH PARTY HAS CAREFULLY READ THIS ENTIRE AGREEMENT. ITS CONTENTS AND THE RELEASE CONTAINED HEREIN HAVE BEEN FULLY EXPLAINED TO EACH PARTY BY ITS RESPECTIVE ATTORNEY, OR THE PARTY HAS VOLUNTARILY ELECTED NOT TO SEEK THE ADVICE OF AN ATTORNEY. EACH PARTY FULLY UNDERSTANDS THE FINAL AND BINDING EFFECT OF THIS AGREEMENT. THE ONLY PROMISES OR REPRESENTATIONS MADE TO EACH PARTY ABOUT THIS AGREEMENT, OR TO INDUCE THEM TO SIGN THIS AGREEMENT, ARE CONTAINED IN THIS AGREEMENT. EACH PARTY IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

NUGN:		kiWW:

NUGENE INTERNATIONAL, INC.,		kathy ireland WORLDWIDE, INC.,
a Nevada corporation		a California corporation

BY:	/s/ Steven R. Carlson	BY:	/s/ Erik Sterling

NAME: Steven R. Carlson		NAME: Erik Sterling

TITLE: CEO		TITLE: CFO

DATED: 01-25-2017		DATED: 2-2-17

NUGENE:

NUGENE, INC.,

a California corporation

BY:	/s/ Steven R. Carlson

NAME: Steven R. Carlson

TITLE: CEO

DATED: 01-25-2017

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EXHIBIT “A”

WARRANT

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